Exhibit 10.1

Commercial Business Loan Agreement for
Term Loans and Lines of Credit

This Agreement is dated February 21, 2018, and is between WHITNEY BANK, a Mississippi state chartered bank (“Bank”) and VIEMED, INC., a Delaware corporation (“Viemed”), SLEEP MANAGEMENT, L.L.C. (“Sleep Management”), a Louisiana limited liability company, and HOME SLEEP DELIVERED, L.L.C. (“Home Sleep”), a Louisiana limited liability company (hereinafter referred to as “Borrower,” which term means individually, collectively, and interchangeably any, each and/or all of them).  Borrower and Guarantor, if any, and any other person who may be liable now or in the future for any portion of any Loan are referred to as “Obligor,” which term means individually, collectively, and interchangeably any, each and/or all of them.

A.  THE LOAN OR LOANS.  Subject to the terms and conditions of this Agreement and provided Obligor timely and completely performs all obligations in favor of Bank contained in this Agreement and in any other agreement, whether now existing or hereafter arising, Bank will make or has made:

LINE OF CREDIT LOAN  (the “Line of Credit,” which term shall include all renewals, extensions or modifications thereof) to Borrower in the maximum principal amount of Five Million and no/100 ($5,000,000.00) dollars, bearing interest at the rate of One Month ICE LIBOR plus 3.00% per annum from date of advance until paid, payable in monthly installments of interest only, payable in arrears, commencing on March 21, 2018, and continuing on the same day of each month thereafter, with a final payment of all principal and outstanding interest due and payable on February 21, 2020.  The Line of Credit shall be represented by Bank’s standard form of commercial note containing additional terms and conditions.  The term “One Month ICE LIBOR” shall have the meaning set forth in the commercial note executed by Borrower of even date herewith. “One Month ICE LIBOR” shall have the meaning set forth in the referenced commercial note, and, notwithstanding any other provision of this Agreement, at no time shall the interest rate on the referenced commercial note be less than four percent (4.00%) per annum.

BORROWING BASE.

(1)         Availability Under the Line of Credit.  Bank will fund the Line of Credit Loan during its term, and any renewals, extensions or modifications thereof granted by Bank, up to an aggregate amount not to exceed the lesser of (i) the maximum principal sum of $5,000,000.00 or (ii) the Borrowing Base, as defined below.

(2)          Borrowing Base Terms and Definitions.

(a)         “Borrowing Base” shall mean 70.0% of Eligible Accounts.

(b)        “Eligible Accounts” shall mean total gross accounts receivable of Borrower, excluding (i)unbilled accounts receivable; (ii) credit balances; (iii) accounts receivable over 90 days from the invoice date giving rise to such account(s); (iv) progress billings; (v) government receivables, excluding Medicare and Medicaid receivables, which shall be allowed as Eligible Accounts; (vi) patient responsibility accounts; (vii) self-pay accounts; and (viii) related company and inter-company receivables.

(c)         No Limitation on Customer Concentration and Cross-aged Accounts.   The Eligible Accounts shall not be limited or reduced by any customer concentration or cross-aged accounts.  The term “customer concentration” shall mean having in excess of 25% of Borrower’s Eligible Accounts with any single customer (or group of affiliated customers). The term “cross-aged account(s)” shall mean any account of Borrower where at least 20% of the outstanding balance of such account has aged in excess of 120 days.

(d)         Overadvances.  “Overadvance” shall mean any circumstance where the principal amount outstanding under the Line of Credit exceeds the Borrowing Base.  If, at any time hereafter an Overadvance exists on the Line of Credit, without limiting the right of Bank to declare a Default, Borrower will immediately repay the Line of Credit by the amount of such Overadvance.

(e)         Documentation.  Upon the request of Bank and each time that Borrower requests an advance on the Line of Credit Loan, Borrower shall furnish Bank a certificate in such form as Bank may require along with a current aging of accounts evidencing the amounts owed thereon and the parties liable thereon.

LETTER OF CREDIT SUBLIMIT.  As a subfeature under the Line of Credit, the Bank may from time to time issue letters of credit for the account of Borrower (each a “Letter of Credit”); provided, however, that (i) the form and substance of each Letter of Credit shall be subject to approval by Bank in its sole and absolute discretion; (ii) Borrower shall execute and deliver any and all such applications, letter of credit reimbursement agreements and/or other documents or instruments as Bank shall require; and (iii) Borrower shall pay to Bank such fees as Bank normally and customarily charges for the issuance of Letters of Credit.  In addition, the aggregate drawn and undrawn amount of all outstanding Letters of Credit shall not at any time (i) exceed the total aggregate amount of $500,000.00; and/or (ii) exceed the remaining availability under the Line of Credit.

B.  EFFECT OF AGREEMENT AND DEFINITIONS.  The promissory note or notes referenced in Section A above are incorporated by reference.  Such note(s) and any renewals, modifications or replacements for such note(s) and any other notes that may from time to time be delivered by Borrower to Bank are subject to the terms of this Agreement without further reference.  “Loan” shall collectively mean any and all loans made available to Borrower under Section A of this Agreement and all renewals, extensions or modifications therefor as well as any other loans made available to Borrower by Bank from time to time.  “Loan Documents” shall mean this Agreement, any other loan agreement(s), the promissory note(s) evidencing the Loan, any continuing guaranty(ies) by Obligor, any security document(s) provided for in this Agreement and any and all other documents by Borrower or any Obligor evidencing or securing the obligations of Borrower to Bank, direct or contingent, due or to become due, now existing or hereafter arising and any and all other documents evidencing or securing the obligations of Borrower to Bank, including without limitation, all agreements with respect to any swap, forward, future, or derivative transaction or option or similar agreement involving, or settled by reference to, one or more interest rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value. The Loan and all other obligations of Borrower to Bank, direct or contingent, due or to become due, now existing or hereafter arising, shall be secured by any security documents provided for in this Agreement, any collateral set forth in any promissory note executed by Borrower, and any other Loan Documents. “Generally Accepted Accounting Principles” means Generally Accepted Accounting Principles as set forth in the FASB Accounting Standards Codification as established and published by the Financial Accounting Standards Board.”  Accounting principles are applied on a “consistent basis” when the accounting principles applied in a current period are comparable in all material respects to those accounting principles applied in a preceding period.

C.  USE OF PROCEEDS.  The proceeds from the Loan will be used for the following purpose(s):  working capital and general corporate purposes with a letter of credit sublimit of $500,000.00.

D.  REPRESENTATIONS, WARRANTIES AND COVENANTS.  Borrower and/or Guarantor represents, warrants and covenants to Bank that:

(1)
Organization and Authorization.  Each Obligor (other than an individual) is an entity which is duly organized, validly existing and, if a corporation, in good standing under applicable laws.  Each Obligor’s execution, delivery and performance of this Agreement and all other documents delivered to Bank has been duly authorized and does not violate Obligor’s articles of incorporation (or other governing documents), material contracts or any applicable law or regulations.  All documents delivered to Bank are legal and binding obligations of Obligor who executed same.  Obligor shall not change Obligor’s jurisdiction of organization, domicile, name, legal form, taxpayer identification number or state organization or identification number or Obligor’s type or form of organizational structure without providing Bank 30 days advance written notice thereof.

(2)
Compliance with Tax and other Laws.  Borrower shall comply, and cause each other Obligor to comply, with all laws that are applicable to Borrower’s or Obligor’s business activities, including, without limitation, all laws regarding (i) the collection, payment and deposit of employees’ income, unemployment, Social Security, sales and excise taxes; (ii) the filing of returns and payment of taxes; (iii) pension liabilities including ERISA requirements; (iv) environmental protection; and (v) occupational safety and health.

(3)	Financial Information.

(a)	Each Obligor (other than an individual) shall furnish to Bank:

(i)
Annual Statements: as soon as available, but in no event later than one hundred twenty (120) days after the close of the fiscal year (December 31st), a copy of the consolidated annual financial statements of Borrower, prepared in conformity with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding fiscal year, and audited (and unqualified) by a certified by a public accountant acceptable to the Bank consisting of a balance sheet, a statement of earnings and surplus, and a statement of cash flow; and

(ii)
Interim Statements: as soon as available, but in no event later than forty-five (45) days after the close of each quarter of the fiscal year (March 31st, June 30th, September 30th, and December 31st), a copy of the internally prepared consolidated financial statements of Borrower as of the end of such quarter, prepared in conformity with Generally Accepted Accounting Principles applied on a basis consistent with that of the preceding fiscal period, consisting of a balance sheet as of the end of such quarter and a statement of earnings and surplus for such quarter and for the year to date, all certified by an appropriate executive officer of Obligor.

(iii)
Borrowing Base Certificates:  As soon as available, but in no event later than 20 days after the end of each month, a current borrowing base certificate,certified by an appropriate executive officer of Obligor.

(iv)
Accounts Receivable Aging:  As soon as available, but in no event later than 20 days after the end of each month, a current accounts receivable agingreport, certified by an appropriate executive officer of Obligor.

(b)
All financial statements and financial information submitted to Bank in accordance with this Agreement shall include, among other things, detailed information regarding (i) any entities, such as corporations, partnerships, or limited liability companies of which the Obligor is the majority owner and (ii) any entities of which the Obligor is not the majority owner, but for which Obligor is directly or contingently liable on debts or obligations of any kind incurred by those entities.  All financial statements or records submitted to Bank via electronic means, including, without limitation by facsimile, open internet communications or other telephonic or electronic methods, including, without limitation, documents in Tagged Image Format Files (“TIFF”) or Portable Document Format (“PDF”) shall be treated as originals, fully binding and with full legal force and effect and the parties waive any rights they may have to object to such treatment.  The Bank may rely on all such records in good faith as complete and accurate records produced or maintained by or on behalf of the party submitting such records.

(4)
Mergers, etc.  Without the prior written consent of Bank, Borrower shall not (a) be a party to a merger or consolidation, (b) acquire all or substantially all of the assets of another entity, (c) sell, lease or transfer all, or substantially all, of Borrower’s assets; or (d) change Borrower’s jurisdiction of organization, domicile, name, legal form or type or organizational structure or state organizational or taxpayer identification number.  Borrower shall not permit any material change to be made in the character of Borrower’s business as carried on at the original date of this Agreement.  Borrower shall not purchase, retire or redeem any shares of its capital stock without the prior written consent of Bank.

(5)
Indebtedness and Liens.  Other than obligations incurred in the ordinary course of business, Borrower shall not create any additional obligations for borrowed money.  Borrower shall not mortgage or encumber any of Borrower’s assets or suffer any liens to exist on any of Borrower’s assets without the prior written consent of Bank, other than purchase money liens incurred in the ordinary course of business.

(6)
Other Liabilities.  (a) Obligor shall not lend to or guarantee, endorse or otherwise become contingently liable in connection with the obligations, stock or dividends of any person, firm or corporation, except as currently exists and as reflected in the financial statements of Obligor as previously submitted to Bank; (b) Obligor shall not default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any indenture, agreement or other instrument to which Obligor is a party (the effect of which would materially adversely affect the business or properties of Borrower); and (c) except as disclosed or referred to in the financial statements furnished to Bank, there is no litigation, legal or administrative proceeding, investigation or other action of any nature pending or, to the knowledge of Obligor, threatened against or affecting Obligor which involves the possibility of any judgment or liability not fully covered by insurance, and which may materially and adversely affect the business or assets of Obligor or Obligor’s ability to carry on business as now conducted.

(7)
Documentation.  The Loan Documents shall be on the Bank’s standard forms, with such modifications as may be required or agreed to by Bank, or on such other forms as Bank may accept in its sole discretion.  Upon the written request of Bank, Borrower shall promptly and duly execute and deliver, or cause each Obligor to promptly execute and deliver, all such further instruments and documents and take such further action as Bank may deem necessary to obtain the full benefits of the Loan Documents.

(8)	Financial Covenants and Ratios. Borrower shall comply with the following covenants and ratios:

(a)        Minimum Current Ratio.  Borrower, on a consolidated basis, will maintain a current ratio of not less than 1.00 to 1.00.  “Current ratio” shall mean total current assets less due from related entities less due from shareholders/members divided by total current liabilities.  For purposes of this section, “current assets” and “current liabilities” shall have the meaning assigned to such terms under Generally Accepted Accounting Principles.  Borrower’s current ratio shall be tested quarterly.

(b)       Minimum Fixed Charge Coverage Ratio – Pre-Tax.   Borrower, on a consolidated basis, shall maintain a fixed charge coverage ratio, pre-tax, of not less than 1.50 to 1.00.  “Fixed charge coverage ratio” shall mean net income before taxes plus depreciation expense plus amortization expense plus interest expense plus rent/lease expense divided by prior year current maturities of long term debt plus current maturities of financed leases plus interest expense plus rent/lease expense.  Borrower’s fixed charge coverage ratio shall be tested annually.

(c)         Senior Debt to EBITDA.  Borrower, on a consolidated basis, shall maintain a senior debt to EBITDA ratio of not more than 2.00 to 1.00.  “Senior debt” shall mean debt for borrowed money and capitalized leases, but excluding debt to related entities and to owners (shareholders and members).  “EBITDA” shall mean net income before taxes plus depreciation expense plus amortization expense plus interest expense.  Borrower’s senior debt to EBITDA ratio shall be tested quarterly on a rolling four quarters basis.

(d)       Calculation date for covenants and ratios.  The effective date for determining compliance with the foregoing financial covenants and ratios shall be as of each yearend (December 31st) for Borrower’s fixed charge coverage ratio and as of each quarter end (March 31st, June 30th, September 30th, and December 31st) for Borrower’s current ratio and senior debt to EBITDA ratio..

(9)
Collateral.  As security for payment and performance of Loan and any and all other obligations of Borrower to Bank under the Loan Documents, whether direct or contingent, due or to become due, now existing or hereafter arising, Borrower shall execute and deliver to Bank, or cause others to execute and deliver to Bank, the following described security documents each granting to Bank a valid and enforceable first priority lien and security interest in the collateral described therein, subject to no other lien or encumbrance:

Security Agreement: Borrower shall grant to the Bank, among other things, a first priority security interest in all of its accounts and accounts receivable, and a second priority security interest in all of its equipment and inventory, whether now owned or hereafter acquired, and all products and proceeds thereof, pursuant to a security agreement.

(10)	Guaranties. RESERVED.

(11)
Setoff.  If an event of Default shall have occurred and be continuing, the Bank shall have the right to set off and apply against the obligations in such manner as the Bank may determine, at any time and without notice to the Borrower, any and all deposits (general or special, time or demand, provisional or final) or other sums at any time credited by or owing from the Bank, or any financial institution affiliate of Bank, to the Borrower whether or not the Loan obligations are then due.  As further security for the Loan obligations, the Borrower hereby grants to the Bank a security interest in all money, instruments, and other property of the Borrower now or hereafter held by the Bank, or any financial institution affiliate of Bank, including, without limitation, property held in safekeeping.  In addition to the Bank’s right of setoff and as further security for the Loan obligations, the Borrower hereby grants to the Bank a security interest in all deposits (general or special, time or demand, provisional or final) and other accounts of the Borrower now or hereafter on deposit with or held by the Bank, or any financial institution affiliate of Bank, and all other sums at any time credited by or owing from the Bank, or any financial institution affiliate of Bank, to the Borrower.  The rights and remedies of the Bank hereunder are in addition to other rights and remedies (including, without limitation, other rights of setoff) which the Bank may have.

(12)
Field Audits.  Borrower covenants and agrees with Bank that Bank's Working Capital Support Department or its representative will monitor the operations of the Borrower and perform annual field audit examinations of the accounts receivable, inventory, and equipment of Borrower, all at Borrower's expense.

(13)
Limitation on Dividends, Distributions, and Loans to Stockholders and Related Entities.Borrower shall not advance funds or assets nor pay any dividends or distributions nor make any loans to any stockholder, members, affiliate, or other related entity, except (i) for reasonable amounts funded to such entities with respect to actual or estimated income taxes (and in no event in excess of such actual or estimated income taxes) and (ii) for normal operational payments to a parent company.

(14)
Operating Accounts.  Each Obligor will establish and thereafter maintain (and, if applicable, cause each direct or indirect subsidiary to establish and thereafter maintain) with Bank until such time as the Line of Credit, all Loans, and all other indebtedness of Obligor to Bank has been indefeasibly paid in full in good collected funds all of its operating deposit accounts.

E.  CONDITIONS PRECEDENT TO LOANS.  Bank shall be obligated to make the Loan only so long as: (i) all of the Loan Documents required by this Agreement have been delivered to Bank, (ii) Borrower is current in the performance of all of the other obligations of Borrower contained in the Loan Documents, (iii) no Default and no event has occurred which, with the passage of time, would constitute a Default, and (iv) no adverse material change in the financial condition of any Obligor has occurred.

F.  DEFAULT.  The occurrence of (i) the failure of Borrower to make any payment on any Loan when due; (ii) the failure of Borrower or any other Obligor to observe or perform promptly when due any covenant, agreement or obligation under this Agreement or under any of the other Loan Documents; (iii) the material inaccuracy at any time of any warranty, representation or statement made to Bank by Borrower or any other Obligor under this Agreement or the other Loan Documents; (iv) Borrower or any other Obligors shall fail to discharge within a period of thirty (30) days after the commencement of any attachment, sequestration or similar proceeding or proceedings against any of its assets or properties; (v) a final judgment for the payment of money in excess of FIFTY THOUSAND AND NO/100 DOLLARS ($50,000.00) in the aggregate shall be entered by a court or courts against Borrower or any other  Obligor and the same shall not be discharged or a stay of execution shall not be procured, within thirty (30) days from the date of the entry thereof; (vi ) any Borrower or any other Obligor shall fail to pay when due any principal of or any interest on any other debt, or the maturity of such other debt shall have been accelerated; (vii) any Obligor shall have died or have been declared incompetent by a court of proper jurisdiction; (viii) the filing by or against any Borrower or any other Obligor of a proceeding under the United States Bankruptcy Code or for any other relief afforded debtors or affecting rights of creditors generally under the laws of any jurisdiction; (ix) any material adverse change in the financial condition of any Obligor or any material discrepancy between the financial statement submitted by any Obligor and the actual financial condition of such Obligor; (x) any statement, warranty or representation made by any Obligor to Bank proves to be untrue in any material respect and; (xi) any discontinuance or termination by any Guarantor of its obligations under any guaranty of any Loan.  In the event of a Default, Bank, at its option, shall have the right to exercise any and all of its rights and remedies under the Loan Documents.

G.  MISCELLANEOUS PROVISIONS.  Borrower agrees to pay, on demand, all of the costs, expenses and fees incurred in connection with the making or enforcement of the Loan, including attorneys’ fees and appraisal fees.  This Agreement is not assignable by Borrower and no party other than Borrower is entitled to rely on this Agreement.  No condition or other term of this Agreement may be waived or modified except by a writing signed by Borrower and Bank.  This Agreement shall supersede and replace any commitment letter between Bank and Borrower relating to any Loan.  If any provision of this Agreement shall be held to be legally invalid or unenforceable by any court of competent jurisdiction, all remaining provisions of this Agreement shall remain in full force and effect.

H.  INDEMNIFICATION.  THE BORROWER HEREBY INDEMNIFIES THE BANK AND EACH AFFILIATE THEREOF AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, ATTORNEYS, AND AGENTS FROM, AND HOLDS EACH OF THEM HARMLESS AGAINST, ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) TO WHICH ANY OF THEM MAY BECOME SUBJECT WHICH DIRECTLY OR INDIRECTLY ARISE FROM OR RELATE TO (A) THE NEGOTIATION, EXECUTION, DELIVERY, PERFORMANCE, ADMINISTRATION, OR ENFORCEMENT OF ANY OF THE LOAN DOCUMENTS, (B) ANY OF THE TRANSACTIONS CONTEMPLATED BY THE LOAN DOCUMENTS, (C) ANY BREACH BY THE BORROWER OF ANY REPRESENTATION, WARRANTY, COVENANT, OR OTHER AGREEMENT CONTAINED IN ANY OF THE LOAN DOCUMENTS, (D) THE PRESENCE, RELEASE, THREATENED RELEASE, DISPOSAL, REMOVAL, OR CLEANUP OF ANY HAZARDOUS MATERIAL LOCATED ON, ABOUT, WITHIN, OR AFFECTING ANY OF THE PROPERTIES OR ASSETS OF THE BORROWER OR ANY SUBSIDIARY, OR (E) ANY INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, INCLUDING, WITHOUT LIMITATION, ANY THREATENED INVESTIGATION, LITIGATION, OR OTHER PROCEEDING, RELATING TO ANY OF THE FOREGOING.  WITHOUT LIMITING ANY PROVISION OF THIS AGREEMENT OR OF ANY OTHER LOAN DOCUMENT, IT IS THE EXPRESS INTENTION OF THE PARTIES HERETO THAT EACH PERSON TO BE INDEMNIFIED UNDER THIS SECTION SHALL BE INDEMNIFIED FROM AND HELD HARMLESS AGAINST ANY AND ALL LOSSES, LIABILITIES, CLAIMS, DAMAGES, PENALTIES, JUDGMENTS, DISBURSEMENTS, COSTS, AND EXPENSES (INCLUDING ATTORNEYS’ FEES) ARISING OUT OF OR RESULTING FROM THE SOLE OR CONTRIBUTORY NEGLIGENCE OF SUCH PERSON BUT NOT SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

I.  LIMITATION OF LIABILITY.  Neither the Bank nor any affiliate, officer, director, employee, attorney, or agent of the Bank shall have any liability with respect to, and the Borrower hereby waives, releases, and agrees not to sue any of them upon, any claim for any special, indirect, incidental, or consequential damages suffered or incurred by the Borrower in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.  The Borrower hereby waives, releases, and agrees not to sue the Bank or any of the Bank’s affiliates, officers, directors, employees, attorneys, or agents for punitive damages in respect of any claim in connection with, arising out of, or in any way related to, this Agreement or any of the other Loan Documents, or any of the transactions contemplated by this Agreement or any of the other Loan Documents.

J.  NO DUTY.  All attorneys, accountants, appraisers, and other professional persons and consultants retained by the Bank shall have the right to act exclusively in the interest of the Bank and shall have no duty of disclosure, duty of loyalty, duty of care, or other duty or obligation of any type or nature whatsoever to the Borrower or any of the Borrower’s shareholders, to any Obligor or to any other person.

K.  BANK NOT FIDUCIARY.  The relationship between the Borrower and the Bank is solely that of debtor and creditor, and the Bank has no fiduciary or other special relationship with the Borrower, and no term or condition of any of the Loan Documents shall be construed so as to deem the relationship between the Borrower and the Bank to be other than that of debtor and creditor.

L.  EQUITABLE RELIEF.  The Borrower recognizes that in the event the Borrower fails to pay, perform, observe, or discharge any or all of its obligations to the Bank, any remedy at law may prove to be inadequate relief to the Bank.  The Borrower therefore agrees that the Bank, if the Bank so requests, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

M.  NO WAIVER; CUMULATIVE REMEDIES.  No failure on the part of the Bank to exercise and no delay in exercising, and no course of dealing with respect to, any right, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power, or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power, or privilege.  The rights and remedies provided for in this Agreement and the other Loan Documents are cumulative and not exclusive of any rights and remedies provided by law.

N.  SUCCESSORS AND ASSIGNS.  This Agreement is binding upon and shall inure to the benefit of the Bank and the Borrower and their respective successors and assigns, except that the Borrower may not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of the Bank. The term “Bank” as used herein refers to Whitney Bank, a Mississippi state chartered bank doing business as Hancock Bank through its locations in Mississippi, Alabama and Florida and doing business as Whitney Bank through its locations in Louisiana and Texas.

O.  SURVIVAL.  All representations and warranties made in this Agreement or any other Loan Document or in any document, statement, or certificate furnished in connection with this Agreement shall survive the execution and delivery of this Agreement and the other Loan Documents and repayment of the Borrower’s obligations to the Bank, and no investigation by the Bank or any closing shall affect the representations and warranties or the right of the Bank to rely upon them.

P.  OFAC.  None of the Obligors (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), (ii) engages in any dealings or transactions prohibited by Section 2 of such executive order, or is otherwise associated with any such person in any manner violative of Section 2, or (iii) is a person on the list of Specially Designated Nationals and Blocked Persons or subject to the limitations or prohibitions under any other U.S. Department of Treasury’s Office of Foreign Assets Control regulation or executive order.

Q.  PATRIOT ACT.  The Bank hereby notifies Obligors that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of such Person and other information that will allow such Bank to identify such Person in accordance with the Patriot Act.  Each of the Obligors shall provide such information and take such other actions as are reasonably requested by the Bank in order to assist the Bank in maintaining compliance with the Patriot Act.

R.  WAIVER OF JURY TRIAL.  BANK AND EACH OBLIGOR KNOWINGLY, VOLUNTARILY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHTS BANK OR SUCH OBLIGOR MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING BASED ON, ARISING OUT OF, OR IN ANY WAY RELATED TO: THIS AGREEMENT; THE OBLIGATIONS; ANY NOTES, LOAN AGREEMENTS, OR ANY OTHER LOAN DOCUMENT OR AGREEMENT EXECUTED OR CONTEMPLATED TO BE EXECUTED IN CONNECTION WITH ANY OF THE OBLIGATIONS OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. THIS JURY WAIVER ALSO APPLIES TO ANY CLAIM OR, COUNTERCLAIM, CAUSE OF ACTION OR DEMAND ARISING FROM OR RELATED TO (I) ANY COURSE OF CONDUCT, COURSE OF DEALING, OR RELATIONSHIP OF BORROWER, ANY OBLIGOR, OR ANY OTHER PERSON WITH BANK OR ANY EMPLOYEE, OFFICER, DIRECTOR OR ASSIGNEE OF BANK IN CONNECTION WITH THE OBLIGATIONS WITH BANK; OR (II) ANY STATEMENT (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON BY OR ON BEHALF OF BANK TO  BORROWER, ANY OBLIGOR, OR ANY OTHER PERSON IN CONNECTION WITH THE OBLIGATIONS REGARDLESS OF WHETHER SUCH CAUSE OF ACTION ARISES BY CONTRACT, TORT OR OTHERWISE.  EACH OBLIGOR HEREBY ACKNOWLEDGES THAT THIS WAIVER OF JURY TRIAL IS A MATERIAL INDUCEMENT TO THE BANK IN EXTENDING CREDIT TO THE BORROWER, THAT THE BANK WOULD NOT HAVE EXTENDED SUCH CREDIT WITHOUT THIS JURY TRIAL WAIVER, AND THAT BORROWER HAS BEEN REPRESENTED BY AN ATTORNEY OR HAS HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY IN CONNECTION WITH THIS JURY TRIAL WAIVER AND UNDERSTANDS THE LEGAL EFFECT OF THIS WAIVER.  EACH OBLIGOR FURTHER CERTIFIES THAT NO PERSON HAS REPRESENTED TO IT, EXPRESSLY OR OTHERWISE, THAT BANK OR ANY OTHER PERSON WOULD NOT, IN THE EVENT OF A LEGAL PROCEEDING, SEEK TO ENFORCE THE FOREGOING WAIVER.

S.  ENTIRE AGREEMENT; AMENDMENT; WAIVERS.  This agreement, the Note, and the other Loan Documents referred to herein embody the final, entire agreement among the parties hereto and supersede any and all prior commitments, agreements, representations, and understandings, whether written or oral, relating to the subject matter hereof and may not be contradicted or varied by evidence of prior, contemporaneous, or subsequent oral agreements or discussions of the parties hereto.  There are no oral agreements among the parties hereto.  The provisions of this Agreement and the other Loan Documents to which the Borrower is a party may be amended or waived only by an instrument in writing signed by the parties hereto.

T.  MAXIMUM INTEREST RATE.  No provision of this Agreement or any other Loan Document shall require the payment or the collection of interest in excess of the maximum amount permitted by applicable law.  If any excess of interest in such respect is hereby provided for, or shall be adjudicated to be so provided, in any Loan Document or otherwise in connection with this loan transaction, the provisions of this Section shall govern and prevail and neither the Borrower nor the sureties, guarantors, successors, or assigns of the Borrower shall be obligated to pay the excess amount of such interest or any other excess sum paid for the use, forbearance, or detention of sums loaned pursuant hereto.  In the event the Bank ever receives, collects, or applies as interest any such sum, such amount which would be in excess of the maximum amount permitted by applicable law shall be applied as a payment and reduction of the principal of the indebtedness evidenced by any promissory note executed in connection with the Loan (“Note”); and, if the principal of the Note has been paid in full, any remaining excess shall forthwith be paid to the Borrower.  In determining whether or not the interest paid or payable exceeds the Maximum Rate, the Borrower and the Bank shall, to the extent permitted by applicable law, (a) characterize any non-principal payment as an expense, fee, or premium rather than as interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the entire contemplated term of the indebtedness evidenced by the Note so that interest for the entire term does not exceed the maximum rate allowed by applicable law, as it changes from time to time.

U.  NOTICES.  All notices and other communications provided for in this Agreement and the other Loan Documents to which the Borrower is a party shall be given in writing and made by telecopy or mailed by certified mail return receipt requested, or delivered to the intended recipient at the “Address for Notices” specified below its name on the signature pages hereof; or, as to any party at such other address as shall be designated by such party in a notice to the other party given in accordance with this section.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopy, subject to mechanical confirmation of receipt, or when personally delivered or, in the case of a mailed notice, when duly deposited in the mails, in each case given or addressed as aforesaid.

V.  GOVERNING LAW; VENUE; SERVICE OF PROCESS.  This Agreement is made and delivered in the State of Louisiana and shall be governed by and construed in accordance with the laws thereof without reference to the conflicts of law principles that would cause the application of the laws of another jurisdiction. Borrower and each other Obligor party to this Agreement hereby irrevocably submits and consents to the exclusive personal jurisdiction and venue of any state or federal court in Louisiana located in the same judicial district as the office of Bank specified in the first paragraph of this Agreement and agrees that all actions or proceedings arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement shall be litigated only in one of the foregoing described courts. Borrower and each other Obligor party to this Agreement, for themselves, and their respective heirs, successors and its assigns, and for any person claiming under or through any of them, hereby knowingly and voluntarily waives any and all rights to have the jurisdiction and venue of any litigation arising directly, indirectly or otherwise in connection with, out of, related to or from this Agreement in any other court, and hereby knowingly and voluntarily waives any and all rights to remove this action to, or to transfer, dismiss, or change venue to, any other court. Borrower and each other Obligor party to this Agreement further acknowledges and agrees that neither Bank nor any person acting on behalf of Bank has in any way agreed with or represented to Borrower or such Obligor that the provisions of this paragraph have been waived or will not be fully enforced by Bank. The Borrower agrees that service of process upon it may be made by certified or registered mail, return receipt requested, at its address specified or determined in accordance with the provisions of the Notices section above.  Nothing herein or in any of the other Loan Documents shall affect the right of the Bank to serve process in any other manner permitted by law or shall limit the right of the Bank to bring any action or proceeding against the Borrower or with respect to any of its property in courts in other jurisdictions.

W.  COUNTERPARTS.  This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

X.  SEVERABILITY.  Any provision of this Agreement held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Agreement and the effect thereof shall be confined to the provision held to be invalid or illegal.

Y.  SALE; ASSIGNMENT; PARTICIPATIONS.  The Obligors acknowledge(s) that the Bank has the right to sell, assign, transfer, negotiate, or grant participations in all or any part of any Loan and any other Loan Documents,  including, without limitation, this Agreement, any promissory notes representing the Obligations, and all Loan Documents,  without notice to the undersigned and that the Bank may disclose any documents and information which the Bank now has or later acquires relating to the Borrower, any collateral, or any Obligor  in connection with such sale, assignment, transfer, negotiation, or grant.  The Obligors agree that the Bank may provide information relating to any Loan and any other Loan Documents or relating to any Obligor to the Bank's parent, affiliates, subsidiaries and service providers.

Z.  CONSTRUCTION.  The Borrower and the Bank acknowledge that each of them has had the benefit of legal counsel of its own choice and has been afforded an opportunity to review this Agreement and the other Loan Documents with its legal counsel and that this Agreement and the other Loan Documents shall be construed as if jointly drafted by the Borrower and the Bank.

AA.  AGREEMENT REGARDING BANKRUPTCY AUTOMATIC STAY.  In the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Borrower, the Borrower shall not assert or request any other party to assert that the automatic stay provided in Bankruptcy Code § 362 shall operate or be interpreted to stay, interdict, condition, reduce or inhibit the ability of the Bank to enforce any rights it has or may come to have by virtue of this Agreement, the Loan Documents, or any other rights the Bank has or may come to have against the Borrower, or against the Collateral; further, in the event of the filing of any voluntary or involuntary petition in bankruptcy by or against the Borrower, the Borrower will not seek a supplemental stay or any other relief, whether injunctive or otherwise, pursuant to Bankruptcy Code §105, or any other provision of the Bankruptcy Code or applicable federal or state law to stay, interdict, condition, reduce or inhibit the ability of the Bank to enforce any rights it has or may come to have by virtue of this Agreement, the loan documents, or applicable law against the Borrower or against the collateral.

[Signatures on following page]

WHITNEY BANK,
a Mississippi state chartered bank

By:	/s/ Grant Guillotte
Grant Guillotte
Sr. Vice President

Address for Notices:
1301 Camellia Blvd., Suite 100
Lafayette, LA 70508
Telephone No.: (337) 593-6026
Attention: Mr. Grant Guillotte

BORROWER:

Viemed, Inc.
NOTICE OF INDEMNIFICATION:
BORROWER HEREBY ACKNOWLEDGES	By:	/s/ Casey Hoyt
AND AGREES THAT THIS AGREEMENT		Casey Hoyt
CONTAINS CERTAIN		Chief Executive Officer
INDEMNIFICATION PROVISIONS
PURSUANT TO SECTION H HEREOF.	Address for Notices:
202 North Luke Street
Lafayette, LA 70506
Telephone No. :
Attention: Mr. Casey Hoyt

Sleep Management, L.L.C.:

By:	/s/ Casey Hoyt
Casey Hoyt
Member & Manager

Address for Notices:
202 North Luke Street, Suite A
Lafayette, LA 70506
Telephone No.:
Attention: Mr. Casey Hoyt

Home Sleep Delivered, L.L.C.:

By:	/s/ Casey Hoyt
Casey Hoyt
Member & General Manager

Address for Notices:
202 North Luke Street, Suite B
Lafayette, LA 70506
Telephone No.:
Attention: Mr. Casey Hoyt